EX-99.23(j)

            Consent of Independent Registered Public Accounting Firm




The Board of Managers of JNL Variable Fund LLC


We consent to the use of our report dated February 15, 2005 incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in Part A of the SEC Form N-1A Registration Statement.


KPMG LLP


Chicago, Illinois
October 4, 2005